Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No.3 to Registration Statement (No. 333-197002) on Form S-1 of Townsquare Media, LLC and Subsidiaries of our report dated May 9, 2014, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

New York, New York

July 21, 2014